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                                                                    Exhibit 21.1
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                          SUBSIDIARIES OF THE COMPANY


1.   RENAL TREATMENT CENTERS - CALIFORNIA, INC.

          Incorporated in the State of Delaware.

          Also doing business under the names "Renal Treatment Centers - El Cajon," "Renal Treatment Centers -Fairfield," "Renal Treatment Centers - Lakeport," "Renal Treatment Centers - Napa" and "Renal Treatment Centers - Vacaville."

2.   RENAL TREATMENT CENTERS - HAWAII, INC.

          Incorporated in the State of Delaware.

          Also doing business under the names "Renal Treatment Centers -Aloha Oahu," "Renal Treatment Centers -Honolulu," "Renal Treatment Centers - Kailua" and "Renal Treatment Centers - Wahiawa."

3.   RENAL TREATMENT CENTERS - ILLINOIS, INC.

          Incorporated in the State of Delaware.

          Also doing business under the names "Renal Treatment Centers - East St. Louis," "Renal Treatment Centers - Granite City," "Renal Treatment Centers - Batesville," "Renal Treatment Centers - Connersville," "Renal Treatment Centers - Lawrenceburg," "Renal Treatment Centers - Madison," "Renal Treatment Centers -Missouri," "Renal Treatment Centers - Cape Girardeau," "Renal Treatment Centers - Crystal City," "Renal Treatment Centers - Kennett," "Renal Treatment Centers - Poplar Bluff," "Renal Treatment Centers - St. Louis" and "Renal Treatment Centers - Cincinnati."

4.   RENAL TREATMENT CENTERS - MANAGEMENT ACQUISITION, INC.

          Incorporated in the State of Delaware.

          Also doing business under the name "Management Acquisitions of Virginia."

5.   RENAL TREATMENT CENTERS - MID-ATLANTIC, INC.

          Incorporated in the State of Delaware.

          Also doing business under the names "Renal Treatment Centers -Buena Vista," "Renal Treatment Centers -Columbus," "Renal Treatment Centers -Fort Valley," "Renal Treatment
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     Centers - Griffin," "Renal Treatment Centers -Jonesboro," "Renal Treatment
     Centers - Macon," "Renal Treatment Centers -Midtown," "Renal Treatment Centers - Milledgeville," "Renal Treatment Centers- Morehouse," "Renal Treatment Centers -Moultrie," "Renal Treatment Centers -Southwest Atlanta," "Renal Treatment Centers - Sparta," "Renal Treatment Centers - Grant Park," "Renal Treatment Centers - Berlin," "Renal Treatment Centers -Chestertown," "Renal Treatment Centers - Easton," "Renal Treatment Centers - Lutherville," "Renal Treatment Centers - Northwest Baltimore," "Renal Treatment Centers - Rockville," "Renal Treatment Centers -Burlington," "Renal Treatment Centers - Chesapeake," "Renal Treatment Centers- Norfolk" and "Renal Treatment Centers - Virginia Beach."

6.   RENAL TREATMENT CENTERS - NORTHEAST, INC.

          Incorporated in the State of Delaware.

          Also doing business under the names "Renal Treatment Centers - Delaware," "Renal Treatment Centers -Wilmington," "Renal Treatment
     Centers -New Jersey," "Renal Treatment Centers - Atlantic City," "Renal Treatment Centers - Bridgewater," "Renal Treatment Centers - Cape May Courthouse," "Renal Treatment Centers - Howell," "Renal Treatment Centers - Whitehouse," "Renal Treatment Centers - Pennsylvania," "Renal Treatment Centers -Chambersburg," "Renal Treatment Centers - Chestnut Hill/Mt. Airy," "Renal Treatment Centers - Exton," "Graterford Dialysis Services," "Renal Treatment Centers - Lansdale," "Renal Treatment Centers - Lemoyne," "Renal Treatment Centers - Lewistown," "Renal Treatment Centers - North Philadelphia," "Renal Treatment Centers - Northeast Philadelphia," "Renal Treatment Centers -Reading," "Renal Treatment Centers - South Philadelphia" and "Renal Treatment Centers -Upland."

7.   RENAL TREATMENT CENTERS - SOUTHEAST, INC.

          Incorporated in the State of Delaware.

          Also doing business under the names "Renal Treatment Centers - Austin," "Renal Treatment Centers -Cleveland," "Renal Treatment Centers - Denison," "Renal Treatment Centers - Kingwood," "Renal Treatment Centers - Livingston," "Renal Treatment Centers - Lufkin," "Renal Treatment Centers - Plaza," "Renal Treatment Centers - South Austin," "Renal Treatment
     Centers - San Antonio," "Renal Treatment Centers - Northwest San Antonio," "Renal Treatment Centers - South San Antonio," "Renal Treatment Centers - Phenix City," "Renal Treatment Centers - Florida," "Renal Treatment
     Centers - Lake Wales," "Renal Treatment Centers - Leesburg," "Renal Treatment Centers - Marianna," "Renal Treatment Centers -Panama City," "Renal Treatment Centers -Venice," "Renal Treatment Centers - Winter Haven" and "Renal Treatment Centers - New Orleans."

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8.   RENAL TREATMENT CENTERS - WEST, INC.

          Incorporated in the State of Delaware.

          Also doing business under the names "Renal Treatment Centers - Colorado," "Renal Treatment Centers -Aurora," "Renal Treatment Centers - Denver," "Renal Treatment Centers - Federal Heights," "Renal Treatment Centers - Littleton," "Renal Treatment Centers - South Denver," "Renal Treatment Centers - East Wichita," "Renal Treatment Centers - Garden City," "Renal Treatment Centers - Independence," "Renal Treatment Centers - Wichita," "Renal Treatment Centers - Nebraska," "Renal Treatment Centers - Scottsbluff," "Renal Treatment Centers - Winfield," "Renal Treatment Centers- Sparks," "Renal Treatment Centers - Altus," "Renal Treatment Centers -Broken Arrow," "Renal Treatment Centers -Carnegie," "Renal Treatment Centers- Claremore," "Renal Treatment Centers - Duncan," "Renal Treatment Centers -Elk City," "Renal Treatment Centers - Lawton," "Renal Treatment Centers -Midwest City," "Renal Treatment Centers - Norman," "Renal Treatment Centers -Northwest Bethany," "Renal Treatment Centers - Oklahoma City," "Renal Treatment Centers - Shawnee," "Renal Treatment Centers - Stillwater," "Renal Treatment Centers - Tahlequah," "Renal Treatment Centers - Tulsa," "Renal Treatment Centers -Wyoming" and "Renal Treatment Centers - Casper."

9.   RTC ARGENTINA S.A.

          Incorporated in the Republic of Argentina.

10.  RTC BUENOS AIRES S.A.

          Incorporated in the Republic of Argentina.

11.  RTC CORDOBA S.A.

          Incorporated in the Republic of Argentina.

12.  RTC HOLDINGS S.A.

          Incorporated in the Republic of Argentina.

13.  RTC MERCEDES S.A.

          Incorporated in the Republic of Argentina.

14.  RTC PROVINCIA S.A.

          Incorporated in the Republic of Argentina.

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15.  RTC SAN LUIS S.A.

          Incorporated in the Republic of Argentina.

16.  RTC HOLDINGS, INC.

          Incorporated in the State of Delaware.

17.  RTC HOLDINGS INTERNATIONAL, INC.

          Incorporated in the State of Delaware.

18.  RTC SUPPLY, INC.

          Incorporated in the State of Delaware.

19.  RTC-TEXAS ACQUISITION, INC.

          Incorporated in the State of Texas.

          Also doing business under the name "Renal Treatment Centers -
          Victoria."

20.  RTC TN, INC.

          Incorporated in the State of Delaware.

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